UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2023

Permex Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

001-41558	98-1384682
(Commission File Number)	(IRS Employer Identification No.)

2911 Turtle Creek Blvd., Suite 925 Dallas, Texas 75219	75219
(Address of Principal Executive Offices)	(Zip Code)

(469) 804-1306

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

None

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2023, Greg Montgomery informed the Board of Directors (the “Board”) of Permex Petroleum Corporation (the “Company”) that he was revoking his consent pursuant to Section 123(3)(a) of the Business Corporations Act (British Columbia) to stand for re-election and act as a director of the Company at the annual general meeting of the Company’s shareholders held on April 24, 2023 (the “Annual Meeting”) and that he was resigning as a director of the Company effective immediately. Mr. Montgomery’s resignation was not the result of any disagreement between Mr. Montgomery and the Company, its management, the Board or any committee of the Board, or with respect to any matter relating to the Company’s operations, policies or practices. As there are no disagreements as contemplated by Item 5.02(a) of Form 8-K, the Company is disclosing this information pursuant to Item 5.02(b) of Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on April 24, 2023, the Company’s shareholders were requested to: 1) fix the number of directors to be elected at the Annual Meeting at eight (8), 2) elect eight directors to serve for a one-year term on the Board to expire at the 2024 annual meeting of shareholders; 3) appoint Marcum LLP as the Company’s auditor for the ensuring fiscal year and authorize the directors of the Company to fix the remuneration of the auditor; and 4) approve the Company’s Stock Option Plan. A total of 257,991 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting, which represented 13.349% of the total shares of the Company’s common stock outstanding.

The results of the voting on the matters submitted to the Company’s shareholders are as follows:

Proposal 1

The proposal to fix the number of directors to be elected at the Annual Meeting at eight (8) was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
256,304	20	-	-

Proposal 2

The shareholders elected the following seven directors (as discussed above, Greg Montgomery revoked his consent to serve on the Board), to hold office until the 2024 annual meeting of shareholders or until their successors are duly elected and qualified, based on the following votes:

Director	For	Withheld	Broker Non-Votes
Mehran Ehsan	255,804	520	-
Scott Kelly	256,304	20	-
Barry Whelan	256,304	20	-
Melissa Folz	256,304	20	-
Douglas Charles Urch	256,304	20	-
James Perry Bryan	256,304	20	-
John James Lendrum	256,304	20	-

Proposal 3

The proposal to appoint Marcum LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2023, and to authorize the directors of the Company to fix the remuneration paid to Marcum LLP was approved based on the following votes:

For	Against	Abstentions
256,324	0	-

Proposal 4

The proposal to approve the Company’s Stock Option Plan was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
256,324	20	-	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Permex Petroleum Corporation

April 28, 2023	By:	/s/ Mehran Ehsan
Mehran Ehsan
Chief Executive Officer